SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO. 0-12792

Date of Report: September 21, 2009

APOGEE ROBOTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-0916585
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

1077 Ala Napunani Street, Honolulu, HI	96818
(Address of principal executive offices)	(Zip Code)

808-429-5954
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Election of Directors; Appointment of Certain Officers

On September 21, 2009 Ligang Shang, who had been serving as the sole officer and sole director of Apogee Robotics, Inc., expanded the size of the Board of Directors to three, and elected Zhenyu Shang and Tongyu Zhang to serve as members of the Board of Directors.  The Board then elected the following individuals to serve as the officers of Apogee Robotics:

Chairman	-	Zhenyu Shang
President (Chief Executive Officer)	-	Zhenyu Shang
Vice President - Operations (Chief Operations Officer)	-	Ligang Shang
Treasurer (Chief Financial Officer)	-	Tongyu Zhang
Secretary	-	Ligang Shang

Information concerning the new officer and directors follows:

Zhenyu Shang.  Mr. Shang is the founder and chief executive officer of Heilongjiang Senyu Animal Husbandry Co., Ltd. (“Senyu”), the company acquired by Apogee Robotics in August 2009.  Mr. Shang also serves as Chairman of Senyu’s Sino-Canadian joint venture, Heilongjiang Sino-Canadian Senyu-Polar Swine Genetics Co., Ltd.   Prior to founding Senyu in 2004, Mr. Shang was employed as Chairman of Heilongjiang Senyu Real Estate Co., Ltd. a company he founded in 2000.  From 1995 until 2000 Mr. Shang was employed as Chairman of Heilongjiang Senyu Construction and Machinery Co., Ltd., which he also founded.  In 1991 Mr. Shang was awarded a bachelor’s degree by the Heilongjiang Administrative Institute of Politics and Law.  Mr. Shang is 35 years old.  He is the nephew of Ligang Shang, the Company’s COO and member of the Board.

Tongyu Zhang.  Ms. Zhang has been employed as an accountant since 2004 by Heilongjiang Senyu Animal Husbandry Co., Ltd. (“Senyu”), the company acquired by Apogee Robotics in August 2009.  Since 2006 she has held the post of Chief Financial Officer for Senyu.  Prior to joining Senyu, Ms. Zhang was employed as an accountant in a number of positions:  as accountant in charge in the Seeds Company of the Rice Research Instutute (2000 - 2004); as accountant in charge in the Agricultural Reclamation Freight Port (1997 - 2000); and as accountant in the Sales Department of Agricultural Reclamation Materials (1995 - 1997).  Ms. Zhang was awarded a bachelor’s degree with a concentration in accounting by the Heilongjiang College of Education.  She is 37 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 24, 2009	Apogee Robotics, Inc.

By: /s/ Ligang Shang
Ligang Shang, Vice President - Operations